Exhibit 99.1
17855 North Dallas Parkway Dallas, TX 75287 (Nasdaq/SC: MKSP)

CONTACT Randall Oxford, Media Relations (972) 687-4300

FOR IMMEDIATE RELEASE March 13, 2001

MARKETING SPECIALISTS STOCK TO TRADE
ON OTC BULLETIN BOARD

          DALLAS, TX... March 13, 2001 - Marketing Specialists Corporation (Nasdaq/SC: MKSP), a leading provider of outsourced sales and marketing services to manufacturers, suppliers and producers of food products and consumer goods, today announced that, effective the opening of business on March 14, 2001, the Company's stock will no longer be listed on the Nasdaq SmallCap Market. Marketing Specialists stock will instead be eligible for trading on the OTC Bulletin Board.

          With approximately 6,000 associates in 65 locations throughout the United States, Marketing Specialists is one of the nation's largest sales and marketing organizations.

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To receive Marketing Specialists' latest news release and other corporate documents via FAX at no cost, dial 1-800-PRO-INFO.
Use the Company's code, MKSP.

Or visit the Company's pages at www.frbinc.com.

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This press release contains forward-looking statements with the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of Marketing Specialists. Actual events, performance and results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. The factors which may cause such differences include, among other things, Marketing Specialists' ability to consummate any of the transactions contemplated by the letters of intent to which Marketing Specialists is a party; Marketing Specialists' ability to successfully integrate any future or past acquisitions; the competitive environment; and general economic conditions. For further information, please refer to the Company's fillings with the Securities and Exchange Commission.